EXHIBIT 2.4

                         UNITED STATES BANKRUPTCY COURT
                    FOR THE MIDDLE DISTRICT OF NORTH CAROLINA
                               GREENSBORO DIVISION


IN RE:                     )
                           )
PLUMA, INC.,               )       CASE NUMBER B-99-11104C-11G
                           )
                 DEBTOR.   )
---------------------------)


                  DEBTOR'S MODIFICATION TO DISCLOSURE STATEMENT
                  ---------------------------------------------

         Pluma, Inc., Debtor ("Debtor") in the above-entitled case, by and through counsel, by virtue of modifications made to its Plan of Liquidation pursuant to the provisions of ss.1127(a) of the Bankruptcy Code, does herewith modify its Disclosure Statement filed herein on September 24, 1999 in the following respects and in those respects only:

         1. The reference on Page 21 of the Disclosure Statement to Class III - Tax Claims and the reference on Page 31 of the Disclosure Statement to Secured Tax Claims are deleted and the following is inserted in their stead:

                  "All Tax Claims secured by real estate shall be paid in full in cash upon the sale of such real estate. If a sale has not occurred within twelve (12) months following the Effective Date, the taxing authority may pursue its statutory remedies against any property which is subject to the tax lien of such taxing authority."

         2. On Page 24 of the Disclosure Statement, the second sentence in Paragraph B.1. is deleted and the following sentence is substituted:

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                  "The Debtor, with the consent of the Bank Group
                  Representative, shall be free to consummate any sales of personal property which is subject to the Bank Group's lien, outside the ordinary course of its business without further notice, hearing or Court order."

         3. On Page 27 of the Disclosure Statement, subparagraph C(1)(d) is deleted.

         4. On Page 28 - 29 of the Disclosure Statement the provisions relating to the Committee Expense Fund are deleted and the following is inserted:

                  "For the purpose of defraying the post-Confirmation expenses of the Committee, a separate interest bearing account will be established and maintained by the Debtor into which the sum of Fifty Thousand Dollars ($50,000) will be initially deposited on the Effective Date. (The "Initial Deposit"). To the extent that the Court approves post-Confirmation professional fees and expenses of the Committee in excess of the Initial Deposit in the aggregate, the Bank Group shall deposit additional funds into the Committee Expense Fund to pay for such fees and expenses, up to a maximum additional amount of Fifty Thousand Dollars ($50,000) (the "Supplemental Deposit"). The Bank Group shall be reimbursed for all funds advanced as a Supplemental Deposit from the first proceeds of Recovery Actions (other than Preference Actions) otherwise available for distribution to Classes VI and VII. The Initial Deposit is not refundable."

         5. On Page 28, of the Disclosure Statement, Paragraph E.1. LIQUIDATION BUDGET, the fourth sentence of this section will be deleted and the following inserted in its stead:

                  "The Liquidation Budget shall be subject to modification from time to time, as circumstances dictate, with the consent of the Bank Group, and, to the extent that such modification would result in additional charges being made to the Creditors' Fund, with the consent of the Committee."


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         6. On the chart set forth on Page 38 of the Disclosure Statement, the amount of liquidation expenses under a Chapter 11 liquidation is changed to 8,098 and the net available for distribution to pre-petition creditors is changed to 51,737.

         7. On Page 44 of the Disclosure Statement in Section VIII the amount set forth in the third sentence is changed from $8,048,000 to $8,098,000 and the amount set forth in the last sentence of Section VIII is changed from $365,000 to $415,000. This modification is occasioned by an increase in the funds projected to be paid to Committee professionals from $50,000 to $100,000. Because of changes in the projection for Committee professional fees, Exhibits C and E attached to the Disclosure Statement are replaced by Exhibits C and E attached hereto and incorporated herein by reference.

         Contemporaneously with the filing of these modifications, the Debtor is filing a Modified Disclosure Statement which contains the modifications set forth herein.

         Respectfully submitted this the ___ of October, 1999.


                                              ----------------------------------
                                              R. Bradford Leggett
                                              North Carolina State Bar No: 2697
                                              Attorney for Debtor




OF COUNSEL:

ALLMAN SPRY LEGGETT & CRUMPLER, P.A.
380 Knollwood Street, Suite 700

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Post Office Drawer 5129
Winston-Salem, NC  27113-5129
Telephone:        (336) 722-2300
Facsimile:        (336) 722-8720

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                             CERTIFICATE OF SERVICE

         The undersigned does hereby certify that on this date he caused to be served a copy of the DEBTOR'S MODIFICATION TO DISCLOSURE STATEMENT on the persons set forth below by depositing copies of said documents in the United States mail, first-class postage prepaid, addressed as follows:


David L. Eades, Esquire                   Michael D. West, Esquire
Moore & Van Allen, PLLC                   Bankruptcy Administrator
NationsBank, Agent Bank                   Middle District of North Carolina
100 N. Tryon Street, Floor 47             Post Office Box 1828
Charlotte, NC  28202-4003                 Greensboro, NC 27402

David Grogan, Esquire
Blair Conaway Bograd & Martin, P.A.
221 South Tryon Street
Charlotte, NC 28202-3247

This the ____ day of October, 1999.


                                           ---------------------------------
                                           R. Bradford Leggett
                                           North Carolina State Bar No. 2697
                                           Attorney for Debtor


OF COUNSEL:

ALLMAN SPRY LEGGETT & CRUMPLER, P.A.
380 Knollwood Street, Suite 700
Post Office Drawer 5129
Winston-Salem, NC  27113-5129
Telephone:        (336) 722-2300
Facsimile:        (336) 722-8720


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